Exhibit 10.29.1

DEED OF AMENDMENT TO DEED POLL RELATING TO OPTION SCHEMES ESTABLISHED BY LANZATECH NEW ZEALAND LIMITED

Date: 12 September 2011

PARTY

LanzaTech New Zealand Limited (Company)

BACKGROUND

A.

The Company is party to a deed poll declared by it to establish schemes enabling certain persons connected to the Company and its subsidiary to be granted options to acquire shares issued by the Company (the Options Deed Poll).

B.	The Company has agreed to declare this deed poll to effect certain amendments to that Options Deed Poll.

BY THIS DEED POLL the Company declares:

1.	DEFINITIONS AND CONSTRUCTION

Defined terms

In this deed poll, unless the context otherwise requires, words and expressions defined, and references construed, in the Options Deed Poll and not otherwise defined or construed in this deed poll have the same meanings and constructions when used in this deed poll.

2.	AMENDMENTS

With effect from the date of this deed poll, the Options Deed Poll is amended (as contemplated by clause 6 of the Options Deed Poll) by, in the definition of "Eligible Persons" in clause 1.1, deleting the word "exclusively" from subclause (c), so that it reads:

"Eligible Persons means any person whom the Company determines from time to time in its absolute discretion shall be eligible to become a member of the Plan provided that such person is:

(a)	a person employed by the Company or any Subsidiary;
(b)	a director of the Company or of any Subsidiary; and/or
(c)	a person including an agent, contractor or representative who provides personal services to the Company or any Subsidiary;".
3.	CONFIRMATION

In all other respects, the Company confirms the Options Deed Poll.

DEED OF AMENDMENT TO DEED POLL RELATING TO OPTION SCHEMES ESTABLISHED BY LANZATECH NEW ZEALAND LIMITED

4.	GOVERNING LAW

This deed will be governed by New Zealand law.

EXECUTED as a deed by:

LanzaTech New Zealand Limited by:

/s/ Jennifer Holmgren
Director

/s/ Sean Simpson
Director